Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Reverse Morris Trust Transaction

On October 1, 2026, Modine Manufacturing Company (“Modine” or the “Company”), completed the previously-announced spin-off of the Company’s Performance Technologies business (the “Performance Technologies Business”), which was contributed to a wholly-owned subsidiary of the Company, Platinum Spinco Inc. (“SpinCo”) pursuant to the Separation Agreement, dated as of January 29, 2026, among the Company, SpinCo and Gentherm Incorporated, a Michigan corporation (“Gentherm”) (the “Separation Agreement”), and merger of SpinCo with a wholly-owned subsidiary of Gentherm pursuant to an Agreement and Plan of Merger, dated as of January 29, 2026, among the Company, SpinCo, Gentherm and Platinum Gold Merger Sub Inc. (the “Merger Agreement”) in a Reverse Morris Trust transaction (the “Transaction”).

Beginning with the third quarter of fiscal 2027, the historical financial results of the Performance Technologies Business will be reflected in Modine’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“U.S. GAAP”) for all periods presented.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial information (“pro forma financial information”) as of and for the three months ended June 30, 2026 and for each of the years ended March 31, 2026, 2025, and 2024 reflects adjustments to the Company’s historical financial results related to the Transaction and related events. The unaudited pro forma consolidated statements of operations for the three months ended June 30, 2026 and for the year ended March 31, 2026 give effect to the Transaction and related events as if they occurred April 1, 2025. The unaudited pro forma consolidated balance sheet as of June 30, 2026, gives effect to the Transaction and related events as if they occurred June 30, 2026. The pro forma financial information reflects the Performance Technologies Business as a discontinued operation for all periods presented.

The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information. The pro forma financial information provided herein is intended for illustrative and informational purposes only. The pro forma financial information is not necessarily indicative of and does not purport to represent the Company’s financial position or results of operations had the Transaction and related events been completed on the dates indicated or what the Company’s future operating results will be after giving effect to these events. The pro forma financial information includes management’s estimates and is subject to the assumptions and adjustments described in the accompanying notes. The pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes. The “Historical Modine” columns present the Company’s historical results for the periods shown and do not include any adjustments related to the Transaction or related events. The “Performance Technologies Discontinued Operations” columns include adjustments which are consistent with the guidance for discontinued operations under U.S. GAAP. The Company's current estimates for its discontinued operations are preliminary and could change as the Company finalizes the discontinued operations accounting to be reported in its Quarterly Report on Form 10-Q for the three and nine months ended December 31, 2026.

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2026

(in millions, except per share amounts)

		Performance
		Technologies
		Discontinued	Transaction
	Historical	Operations	Accounting		Pro Forma
	Modine	(a)	Adjustments		Modine
ASSETS
Cash and cash equivalents	$95.3	$(41.2)	$—		$54.1
Trade accounts receivable – net	659.9	(227.3)	—		432.6
Inventories	609.0	(170.1)	—		438.9
Other current assets	162.7	(35.3)	—		127.4
Total current assets	1,526.9	(473.9)	—		1,053.0
Property, plant and equipment – net	536.1	(182.6)	—		353.5
Intangible assets – net	190.2	—	—		190.2
Goodwill	290.2	—	—		290.2
Deferred income taxes	88.7	(16.3)	—		72.4
Other noncurrent assets	163.3	(22.2)	—		141.1
Total assets	$2,795.4	$(695.0)	$—		$2,100.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$8.1	$(8.1)	$—		$—
Long-term debt – current portion	43.9	(0.5)	—		43.4
Accounts payable	508.9	(153.0)	31.0	(d)	386.9
Accrued compensation and employee benefits	84.1	(26.7)	—		57.4
Other current liabilities	104.8	(21.7)	—		83.1
Total current liabilities	749.8	(210.0)	31.0		570.8
Long-term debt	476.2	(1.6)	(198.6)	(b)	276.0
Deferred income taxes	24.8	—	—		24.8
Other noncurrent liabilities	334.8	(23.5)	—		311.3
Total liabilities	1,585.6	(235.1)	(167.6)		1,182.9

Shareholders’ equity:
Preferred stock, $0.025 par value, authorized 16.0 million shares, issued – none	—	—	—		—
Common stock, $0.625 par value, authorized 80.0 million shares, issued 57.5 million shares	35.9	—	—		35.9
Additional paid-in capital	343.8	—	—		343.8
Retained earnings	1,038.4	(538.0)	167.6	(b)(d)	668.0
Accumulated other comprehensive loss	(47.4)	86.4	—		39.0
Treasury stock, at cost, 4.4 million shares	(169.2)	—	—		(169.2)
Total Modine shareholders’ equity	1,201.5	(451.6)	167.6		917.5
Noncontrolling interest	8.3	(8.3)	—		—
Total equity	1,209.8	(459.9)	167.6		917.5
Total liabilities and equity	$2,795.4	$(695.0)	$—		$2,100.4

See the accompanying notes to the unaudited pro forma consolidated financial information.

Unaudited Pro Forma Consolidated Statement of Operations

For the three months ended June 30, 2026

(in millions, except per share amounts)

		Performance
		Technologies
		Discontinued	Transaction
	Historical	Operations	Accounting		Pro Forma
	Modine	(a)	Adjustments		Modine
Net sales	$874.1	$(277.8)	$—		$596.3
Cost of sales	692.1	(227.4)	—		464.7
Gross profit	182.0	(50.4)	—		131.6
Selling, general and administrative expenses	103.3	(25.1)	—		78.2
Restructuring expenses	3.9	(1.7)	—		2.2
Operating income	74.8	(23.6)	—		51.2
Interest expense	(6.4)	—	2.5	(c)	(3.9)
Other income – net	0.2	0.1	—		0.3
Earnings before income taxes	68.6	(23.5)	2.5		47.6
Benefit for income taxes	5.7	6.0	(0.6)	(e)	11.1
Net earnings	74.3	(17.5)	1.9		58.7
Net earnings attributable to noncontrolling interest	(0.4)	0.4	—		—
Net earnings attributable to Modine	$73.9	$(17.1)	$1.9		$58.7

Net earnings per share attributable to Modine shareholders:
Basic	$1.39				$1.10
Diluted	$1.37				$1.09

Weighted-average shares outstanding:
Basic	53.3				53.3
Diluted	54.0				54.0

See the accompanying notes to the unaudited pro forma consolidated financial information.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended March 31, 2026

(in millions, except per share amounts)

		Performance
		Technologies
		Discontinued	Transaction
	Historical	Operations	Accounting		Pro Forma
	Modine	(a)	Adjustments		Modine
Net sales	$3,181.1	$(1,125.7)	$—		$2,055.4
Cost of sales	2,450.0	(915.2)	—		1,534.8
Gross profit	731.1	(210.5)	—		520.6
Selling, general and administrative expenses	360.1	(86.9)	—		273.2
Restructuring expenses	20.6	(11.9)	—		8.7
Impairment charge	4.1	—	—		4.1
Loss on sale of assets	3.9	—	—		3.9
Operating income	342.4	(111.7)	—		230.7
Interest expense	(31.6)	0.3	11.0	(c)	(20.3)
Pension termination charge	(116.1)	—	—		(116.1)
Other expense – net	(8.2)	(0.2)	—		(8.4)
Earnings before income taxes	186.5	(111.6)	11.0		85.9
Provision for income taxes	(63.2)	34.1	(2.8)	(e)	(31.9)
Net earnings	123.3	(77.5)	8.2		54.0
Net earnings attributable to noncontrolling interest	(1.8)	1.8	—		—
Net earnings attributable to Modine	$121.5	$(75.7)	$8.2		$54.0

Net earnings per share attributable to Modine shareholders:
Basic	$2.30				$1.02
Diluted	$2.26				$1.00

Weighted-average shares outstanding:
Basic	52.8				52.8
Diluted	53.8				53.8

See the accompanying notes to the unaudited pro forma consolidated financial information.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended March 31, 2025

(in millions, except per share amounts)

		Performance Technologies
	Historical	Discontinued Operations	Pro Forma
	Modine	(a)	Modine
Net sales	$2,583.5	$(1,142.9)	$1,440.6
Cost of sales	1,939.7	(903.7)	1,036.0
Gross profit	643.8	(239.2)	404.6
Selling, general and administrative expenses	332.1	(99.8)	232.3
Restructuring expenses	28.2	(20.5)	7.7
Operating income	283.5	(118.9)	164.6
Interest expense	(26.4)	0.2	(26.2)
Other expense – net	(3.1)	(2.2)	(5.3)
Earnings before income taxes	254.0	(120.9)	133.1
Provision for income taxes	(68.5)	34.5	(34.0)
Net earnings	185.5	(86.4)	99.1
Net earnings attributable to noncontrolling interest	(1.5)	1.5	—
Net earnings attributable to Modine	$184.0	$(84.9)	$99.1

Net earnings per share attributable to Modine shareholders:
Basic	$3.50		$1.88
Diluted	$3.42		$1.84

Weighted-average shares outstanding:
Basic	52.6		52.6
Diluted	53.9		53.9

See the accompanying notes to the unaudited pro forma consolidated financial information.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended March 31, 2024

(in millions, except per share amounts)

		Performance Technologies
	Historical	Discontinued Operations	Pro Forma
	Modine	(a)	Modine
Net sales	$2,407.8	$(1,245.6)	$1,162.2
Cost of sales	1,882.2	(1,019.0)	863.2
Gross profit	525.6	(226.6)	299.0
Selling, general and administrative expenses	273.9	(106.9)	167.0
Restructuring expenses	15.0	(13.7)	1.3
Gain on sale of assets	(4.0)	—	(4.0)
Operating income	240.7	(106.0)	134.7
Interest expense	(24.1)	0.2	(23.9)
Other expense – net	(2.0)	(5.7)	(7.7)
Earnings before income taxes	214.6	(111.5)	103.1
Provision for income taxes	(51.2)	28.5	(22.7)
Net earnings	163.4	(83.0)	80.4
Net earnings attributable to noncontrolling interest	(1.9)	1.9	—
Net earnings attributable to Modine	$161.5	$(81.1)	$80.4

Net earnings per share attributable to Modine shareholders:
Basic	$3.08		$1.54
Diluted	$3.03		$1.51

Weighted-average shares outstanding:
Basic	52.4		52.4
Diluted	53.4		53.4

See the accompanying notes to the unaudited pro forma consolidated financial information.

NOTES TO UNAUDITED PRO FORMA Consolidated FINANCIAL Information

The following adjustments have been reflected:

Performance Technologies Discontinued Operations:

(a)	Reflects the assets, liabilities, and the direct revenues and expenses that comprise the Performance Technologies Business in accordance with the discontinued operations guidance in Accounting Standards Codification 205, “Financial Statement Presentation” (“ASC 205”).

Transaction Accounting Adjustments:

(b)	Pursuant to the Separation Agreement and the Merger Agreement, Modine received a cash distribution of $156.0 million from SpinCo. In addition, in connection with the transaction closing, Modine received a cash transfer of $42.6 million from SpinCo, which was based primarily upon estimates of SpinCo’s net working capital, cash, and indebtedness, and certain transaction expense reimbursement obligations, each as defined in the Separation Agreement. This cash transfer amount is subject to the post-closing adjustment provisions of the Separation Agreement. Modine used the cash received to repay $198.6 million of outstanding borrowings under its revolving credit facility.

(c)	Reflects the reduction of interest expense of $2.5 million and $11.0 million for the three months ended June 30, 2026 and the year ended March 31, 2026, respectively, to give effect to the repayment of debt described in adjustment (b).

(d)	Modine estimates that non-recurring costs associated with the Transaction will total approximately $31.0 million during the periods subsequent to June 30, 2026. These costs primarily relate to transaction advisory, legal, accounting, tax and other professional services directly associated with the Transaction and are expected to be incurred by the end of fiscal 2027.

(e)	Reflects the income tax effect of the transaction accounting adjustments calculated using the tax rates in effect within the applicable tax jurisdictions during the periods presented. The blended federal and state statutory income tax rate was 24% and 26% for the first quarter of fiscal 2027 and fiscal 2026, respectively.

In connection with the Transaction, Modine and SpinCo entered into a transition services agreement under which certain post-closing services will be provided on a transitional basis. Fees for such services are variable and are based on agreed-upon hourly rates, with no minimum level of services required under the agreement. As the amount of services to be provided and related fees will depend on the level of services requested following the Transaction, it is not practical to estimate the future income that will be earned by Modine. Accordingly, no transaction accounting adjustments have been reflected for the transition services agreement.